Exhibit 99.1

READY CAPITAL CORPORATION

2023 EQUITY INCENTIVE PLAN

1.            Purpose.  The Plan is intended to provide incentives to directors, officers, advisors, consultants, key employees, and others expected to provide significant services to the Company and its Subsidiaries, including the Manager and personnel, employees, officers and directors of the other Participating Companies (as defined herein), to encourage a proprietary interest in the Company, to encourage the Manager and such key personnel to remain in the service of the Company and the other Participating Companies, to attract new personnel with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies, in each case, as may be necessary from time to time.  In furtherance thereof, the Plan permits awards of equity-based incentives to the Manager and key personnel, employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.

2.            Definitions.  As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Award Agreement” shall mean a written agreement evidencing a Grant pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning assigned to such term in the employment, severance or similar agreement, if any, between such Grantee and the Company, the Manager or any of their respective affiliates, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, “Cause” shall mean a termination of employment or service, based upon a finding by the Company, acting in good faith, after the occurrence of any of the following:  (i) the Grantee has engaged in any criminal offense which involves a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty, or has committed gross negligence; (ii) any Grantee has persistently and willfully neglected his or her duties in respect of the Company, the Manager or any other Participating Company or failed to devote substantially all of his or her working time, attention, energy and skills to the faithful and diligent performance of such duties, after the Company or the applicable Participating Company has given written notice specifying such conduct and giving the Grantee a reasonable period of time (not less than thirty (30) days), to conform his or her conduct to such duties; (iii) any Grantee that becomes ineligible pursuant to Section 9(a) or (b) of the Investment Company Act of 1940 to serve as an investment advisor (or in any other capacity affected by such Section) to a registered investment company or is or becomes ineligible pursuant to Section 203 of the Investment Advisors Act of 1940 to serve as a registered investment advisor, or has been determined by an appropriate body to have engaged in conduct that would permit the U.S. Securities and Exchange Commission to bar him or her from any such services; (iv) any Grantee has engaged in conduct which may have a material adverse effect on, or cause reputational damage to, the Company or any Participating Company (as determined by the Company in its sole and absolute discretion); or (v) the Grantee’s intentional breach of any material provision of an Award Agreement or any other agreements of the Company, the Manager or any of their respective affiliates.  As used in this definition, “material” means “more than de minimis.”

“Change in Control” means unless otherwise provided in an Award Agreement the happening of any of the following:

(i)	any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Grantee, the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company);

(ii)	any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

(iii)	there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Company or any subcommittee of the Board as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist of two or more persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b 3(b)(3)(i) promulgated under the Exchange Act.

“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, either currently existing or authorized hereafter.

“Company” shall mean Ready Capital Corporation, a Maryland corporation.

“DER” shall mean a right awarded under Section 10 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

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“Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Award Agreement, a finding by the Committee, based on the basis of medical evidence satisfactory to the Committee in its sole and absolute judgment, that a Grantee is disabled, mentally or physically, within the meaning of Section 409A(a)(2)(C) of the Code.

“Eligible Persons” shall mean the Manager and officers, directors, advisors, personnel and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies.  For purposes of the Plan and to the extent consistent with applicable securities law, a provider of significant services (such as a consultant or advisor) to the Company or any other Participating Company shall be deemed to be an Eligible Person, but will be eligible to receive Grants (but in no event Incentive Stock Options), only after a finding by the Committee in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by a Participating Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)	If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange on the date in question (or, if no such price is available for such date, for the last preceding date on which there was a sale of Shares on such exchange), as determined by the Committee.

(ii)	If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices on the date in question for the Shares in such over-the-counter market (or, if no such average is available for such date, for the last preceding date on which there was a sale of Shares in such market), as determined by the Committee.

(iii)	If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with the final regulations promulgated under Section 409A of the Code.

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Restricted Stock Unit, DER, Restricted Limited Partnership Units, or other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person.  The Committee will determine the eligibility of personnel, employees, officers, directors and others expected to provide significant services to any Participating Company based on, among other factors, the position and responsibilities of such individuals, the nature and value to such Participating Company of such individuals’ accomplishments and potential contribution to the success of such Participating Company whether directly or through its subsidiaries.

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“Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Restricted Stock Units, DERs, Restricted Limited Partnership Units or other equity-based awards are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of (i) the Company, or (ii) a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.

“Manager” shall mean Waterfall Asset Management, LLC, the Company’s manager.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Operating Partnership” shall mean Sutherland Partners, L.P., a Delaware limited partnership.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Participating Companies” shall mean the Company, the Subsidiaries, the Manager, and, with the consent of the Board or the Committee, any of their respective affiliates and any joint venture affiliate of the Company.

“Performance-Based Grants” shall have the meaning set forth in Section 13.

“Plan” shall mean the Company’s 2023 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.

“Prior Plan” shall mean the Company’s 2013 Equity Incentive Plan.

“Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

“Restricted Limited Partnership Units” shall mean restricted limited partner profits interests in the Operating Partnership and other restricted limited partnership units in the Operating Partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by the Operating Partnership or the achievement of certain goals or events, which may be convertible into or exchangeable for other securities of the Operating Partnership or into shares of the Company’s capital stock, including the Shares.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Restricted Stock Unit” shall mean the right to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

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“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 14 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership, limited liability company or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another Subsidiary.

“Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and any Participating Company is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement; provided,  however, Termination of Service shall not include a termination where there is a simultaneous continuation of service of the Grantee (sufficient to constitute service as an Eligible Person) for another Participating Company.  The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service.  For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

3.            Effective Date; Term.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). The Plan shall terminate on, and no award shall be granted hereunder on or after, the 10-year anniversary of the Effective Date; provided,  however,  that the Board may at any time prior to that date terminate the Plan.

4.            Administration.

(a)            Membership on Committee.  The Plan shall be administered by the Committee.  If no Committee is appointed by the Board to act for those purposes or the Board otherwise so elects, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)            Special Committee.   The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Grants, to (i) designate officers and/or employees of Participating Companies to be recipients of Grants under the Plan, and (ii) to determine the number of such Grants to be received by any such Eligible Persons; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to Grants to Eligible Persons who are subject to Section 16(a) of the Exchange Act on the date of grant. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any such Grants.

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(c)            Grant of Awards.

(i) The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Award Agreement to an Eligible Person.  In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate.  The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Shares (whether or not Shares of Restricted Stock), Restricted Stock Units, DERs, Restricted Limited Partnership Units or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  The Committee shall also cause each Incentive Stock Option to be designated as such, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.  The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement.  DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion.  Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.  The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law.  Without limiting the generality of Section 23 hereof, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii) Notwithstanding clause (i) of this Section 4(c), unless otherwise required by law or exchange listing rules, any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Company who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(d)            Awards.

(i) Agreements.  Grants to Eligible Persons shall be evidenced by written Award Agreements in such form as the Committee shall from time to time determine (which Award Agreements need not be in the same form as any other Award Agreement evidencing Grants under the Plan and need not contain terms and conditions identical to those applicable to any other Grant under the Plan or to those applicable to any other Eligible Persons).  Such Award Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii) Number of Shares.  Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 14 hereof.

(iii) Grants.  Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(A) to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

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(B) to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Award Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(C) to amend any outstanding Grant, subject to Section 16 hereof, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;

(D) to determine the circumstances, if any, upon which an award made under the Plan shall be subject to forfeiture in whole or in part as a result of a breach by the Grantee of a provision or covenant to which the Grantee is subject; and

(E) generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(iv) Any Grant awarded after the effective date of the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy or as otherwise required by applicable law.

5.            Participation.

(a)            Eligibility.  Only Eligible Persons shall be eligible to receive Grants under the Plan.

(b)            Limitation of Ownership.  No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding Shares, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c)            Share Ownership.  For purposes of Section 5(b) above, in determining Share ownership, a Grantee shall be considered as owning the Shares owned, directly or indirectly, by or for his or her brothers, sisters, spouses, ancestors and lineal descendants.  Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.  Shares with respect to which any person holds an Option shall be considered to be owned by such person.

(d)            Outstanding Shares.  For purposes of Section 5(b) above, “outstanding Shares” shall include all Shares actually issued and outstanding immediately after the issue of the Grant to the Grantee.  With respect to the Share ownership of any Grantee, “outstanding Shares” shall include Shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

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6.            Shares; Limitations.

(a)            Subject to adjustments pursuant to Section 14 hereof, the aggregate number of Shares reserved and available for issuance pursuant to Grants hereunder shall be 5,500,000, all of which may be granted as Incentive Stock Options. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

(b)            To the extent that a Grant expires or is canceled, forfeited or terminated without issuance to the Grantee of the full number of Shares to which the Grant related, the unissued Shares will again be available for grant under the Plan. Shares shall be deemed to have been issued in settlement of Grants if the Fair Market Value equivalent of such Shares is paid in cash; provided, however, that no Shares shall be deemed to have been issued in settlement of a Restricted Stock Unit that only provides for settlement in cash and settles only in cash or in respect of any other cash-based Grant. In no event shall (i) Shares tendered or withheld on the exercise of Options or other Grant for the payment of the exercise or purchase price or withholding taxes, or (ii) Shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Grants under the Plan.

(c)            With respect to any one calendar year, the aggregate compensation that may be granted to any non-employee director, including all meeting fees, cash retainers and Grants, shall not exceed $500,000. For purposes of such limit, the value of Grants shall be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

7.            Terms and Conditions of Options.

(a)            Exercise Price. Each Award Agreement with an Eligible Person shall state the Exercise Price.  The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

(b)            Medium and Time of Payment.  Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option.  In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 20 hereof.  If the applicable Award Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following, taking into account the desired accounting treatment and compliance with applicable law:

(i) by a certified or bank cashier’s check;

(ii) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price;

(iii) by reduction of the Shares issuable upon exercise of the Option;

(iv) by cancellation of indebtedness owed by the Company to the Grantee;

(v) subject to Section 17(e) hereof, by broker-assisted cashless exercise using a broker reasonably acceptable to the Company, pursuant to which the Grantee delivers to the Company, on or prior to the exercise date, the Grantee’s instruction directing and obligating the broker to (a) sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and (b) remit to the Company a sufficient portion of the sale proceeds to pay the aggregate purchase price, no later than the third trading day after the exercise date;

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(vi) subject to Section 16(e) hereof, by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee.  The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(vii) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Shares as payment upon exercise of an Option.  Any fractional Shares resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c)            Term and Nontransferability of Grants and Options.

(i) Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the restrictions set forth in clauses (ii) through (v) below.

(ii) No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii) No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his or her death; provided,  however,  that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (A) does not result in accelerated taxation, (B) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (C) is otherwise appropriate and desirable.

(iv) Notwithstanding Section 7(c)(iii) above, if the Award Agreement provides, an Option that is not an Incentive Stock Option may be transferred by an Optionee to the Optionee’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this clause shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Optionee; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Optionee or his or her transferee), the Option and any corresponding stock appreciation right that relates to such Option must be transferred to the same person or persons or entity or entities.

(v) No Option shall be exercisable until such time as set forth in the applicable Award Agreement (but in no event after the expiration of such Grant).

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(vi) No modification of an Option shall, without the consent of the Optionee or as required by applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error, materially impair the rights of an Optionee under any Option previously granted.

(vii) No Option shall provide for DERs.

(d)            Termination of Service, other than by Death, Disability, or for Cause.  Unless otherwise provided in the applicable Award Agreement, upon any Termination of Service for any reason other than his or her death or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within 90 days after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited; provided,  however,  that, unless otherwise provided in the applicable Award Agreement, if there occurs a Termination of Service by a Participating Company for Cause, any Option not exercised in full prior to such termination shall be cancelled.

(e)            Death of Optionee.  Unless otherwise provided in the applicable Award Agreement, if the Optionee of an Option dies while an Eligible Person or within 90 days after any Termination of Service other than for Cause, and has not fully exercised such Option, subject to the restrictions of Section 4(c) above, such Option may be exercised at any time within 12 months after the Optionee’s death (or 12 months after the Optionee’s Termination of Service, if sooner) by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(f)            Disability of Optionee.  Unless otherwise provided in the Award Agreement, upon any Termination of Service for reason of his or her Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise an Option at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(g)            Rights as a Stockholder.  An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 14 hereof.

(h)            Other Provisions.  The Award Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.            Special Rules for Incentive Stock Options.

(a)            In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans) required to be taken into account under Section 422(d) of the Code shall not exceed $100,000.

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(b)            In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

(c)            If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.            Provisions Applicable to Restricted Stock and Restricted Stock Units.

(a)            Vesting Periods.  In connection with the grant of Restricted Stock and Restricted Stock Units, whether or not performance goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock or Restricted Stock Units granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement.

(b)            Grant of Restricted Stock or Restricted Stock Units.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the Grant of Restricted Stock or Restricted Stock Units to Eligible Persons; (ii) provide a specified purchase price for Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock or Restricted Stock Units, and (iv) determine or impose other conditions to the Grant of Restricted Stock or Restricted Stock Units under the Plan as it may deem appropriate.

(c)            Certificates for Restricted Stock.

(i) Each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  Any such certificate shall be registered in the name of the Grantee.  Without limiting the generality of Section 6 hereof, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE READY CAPITAL CORPORATION. 2023 EQUITY INCENTIVE PLAN, AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND READY CAPITAL CORPORATION COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF READY CAPITAL CORPORATION AT 1251 AVENUE OF THE AMERICAS, 50th FLOOR, NEW YORK, NEW YORK 10020.

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(ii) The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant.  If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d) hereof.

(iii) For purposes of clarity, nothing contained in the Plan shall preclude the use of non-certficated evidence of ownership that the Committee determines to be appropriate, including book entry.

(d)            Restrictions and Conditions.  Unless otherwise provided by the Committee in an Award Agreement, the Shares of Restricted Stock or Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to which such Shares or Restricted Stock Units lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock or Restricted Stock Units awarded under the Plan (or have Shares of Restricted Stock or Restricted Stock Units attached or garnished).  The vesting period shall be provided in the applicable Award Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares or Restricted Stock Units shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i), or in Section 14 hereof, the Grantee shall have, in respect of the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the underlying Shares and receive dividends. Except as otherwise provided in an Award Agreement, the Grantee shall have none of the rights of a stockholder of the Company with respect to Restricted Stock Units until such time as Shares are paid in settlement of such Grants.

(iii) Unless otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service for any reason, then (A) all shares of Restricted Stock still subject to restriction shall thereupon and all unvested Restricted Stock Units, and with no further action, be forfeited by the Grantee, and (B) with respect to Restricted Stock, the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (X) the amount paid by the Grantee, if any, for forfeited Restricted Stock as contemplated by Section 9(b) hereof, and (Y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10.            Provisions Applicable to Dividend Equivalent Rights. The Committee is authorized to grant DERs with respect to Grants (other than Options) granted hereunder. DERs shall entitle the Grantee to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Grant (other than Options), as determined by the Committee. DERs accruing on unvested Grants shall, as provided in the Award Agreement, either (i) be paid or distributed when accrued, (ii) be reinvested in the form of additional Shares (subject to Share availability under the Plan), which shall be subject to the same vesting provisions as provided for the host Grant, or (iii) be credited by the Company to an account for the Grantee and accumulated without interest until the date upon which the host Grant becomes vested.

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11.            Provisions Applicable to Restricted Limited Partnership Units.

(a)            Vesting Periods.  In connection with the grant of Restricted Limited Partnership Units, whether or not performance goals apply thereto, the Committee shall establish one or more vesting periods with respect to the Restricted Limited Partnership Units granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement.  Subject to the provisions of this Section 11, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Limited Partnership Units shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)            Grant of Restricted Limited Partnership Units.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the Grant of Restricted Limited Partnership Units to Eligible Persons; (ii) provide a specified purchase price for the Restricted Limited Partnership Units (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Limited Partnership Units and (iv) determine or impose other conditions to the Grant of Restricted Limited Partnership Units under the Plan as it may deem appropriate.

(c)            Restrictions and Conditions.  Unless otherwise provided by the Committee in an Award Agreement, the Restricted Limited Partnership Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:  subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Restricted Limited Partnership Units lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Limited Partnership Units awarded under the Plan (or have such units attached or garnished).  Subject to the provisions of the applicable Award Agreement, the period of forfeiture with respect to Restricted Limited Partnership Units granted hereunder shall lapse as provided in the applicable Award Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Restricted Limited Partnership Units shall only lapse as to whole units.

(d)            Termination of Service.  Unless otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service for any reason, then (A) all Restricted Limited Partnership Units still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (X) the amount paid by the Grantee, if any, for such forfeited Restricted Limited Partnership Units as contemplated by Section 11(b) hereof, and (Y) the Fair Market Value on the date of termination of the forfeited Restricted Limited Partnership Units.

12.            Other Equity-Based Awards.  The Board shall have the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock, and the grant of restricted stock units.

13.            Performance-Based Grants.  Any Grant under this Plan may have performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Grants with performance-based vesting criteria are referred to herein as Performance-Based Grants. The Committee shall have the complete discretion to determine the number of Performance-Based Grants granted to each Grantee and to designate the terms and conditions thereof. All Performance-Based Grants shall be evidenced by an Award Agreement.

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14.            Recapitalization and Change of Control.

(a)            Subject to any required action by stockholders and to the specific provisions of Section 15 hereof, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i) the maximum aggregate number of Shares which may be made subject to Grants granted under the Plan shall be appropriately adjusted by the Committee in its discretion; and

(ii) the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Award Agreements) to prevent dilution or enlargement of rights immediately resulting from such transaction, including, without limitation, adjustments in (A) the number of Shares underlying outstanding Grants, (B) the number and kind of shares or other property to be distributed in respect of Grants, (C) the Exercise Price and Purchase Price, and (D) performance-based criteria established in connection with Grants; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 6 shall automatically be adjusted proportionately, and the Shares then subject to each Grant shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b)            Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 14 shall be subject to the applicable restrictions and requirements imposed by Section 9 hereof, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i) hereof.

(c)            If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) hereof may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii) hereof, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d) hereof, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i) hereof.

(d)            The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

(e)            Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.  Subject to the terms of any applicable Award Agreement, in the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Restricted Stock Unit or, as applicable, any other Grant under this Plan(in each case whether or not vested), shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

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(f)             To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(g)            Except as expressly provided in this Section 14, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(h)            Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(i)             Upon the occurrence of a Change in Control, the Committee as constituted immediately before such Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of such Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability or vesting of awards granted under the Plan, cancellation of any Options in return for payment equal to the Fair Market Value of Shares subject to an Option as of the date of such Change in Control less the Exercise Price applicable thereto (which amount may be zero) and settling of each vested Restricted Stock Unit or, as applicable, other Grant under Section 12 hereof (in each case whether or not vested)), if any, provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

15.            Effect of Certain Transactions.  In the case of (a) the dissolution or liquidation of the Company, (b) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (c) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 14 hereof.  In the event of such termination, all outstanding Options and Grants shall be exercisable to the extent then vested (taking into account any accelerated vesting provided by the Committee) for at least ten days prior to the date of such termination.

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16.            Securities Law Requirements.

(a)            Legality of Issuance.  The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i) the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii) the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii) each Grant is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares or other awards issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Grants made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)            Restrictions on Transfer.  Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law.  In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 16 shall be conclusive and binding on all persons.  Without limiting the generality of Section 6 hereof, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(c)            Registration or Qualification of Securities.  The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d)            Exchange of Certificates.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall, with the permission of the Committee, be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e)            Certain Loans.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

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17.            Compliance with Section 409a of the Code.

(a)            Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(c)            With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution, to the extent it would constitute a payment of nonqualified deferred compensation within the meaning of Section 409A of the Code that is ineligible for an exemption from treatment as such, may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code).

(c)            Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Grantee’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Grantee, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Grant upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(d)            Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.  Nevertheless, nothing contained herein is intended to provide assurances or an indemnity to any Grantee regarding his or her personal tax treatment. Neither the Company, any Participating Company nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Grantee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Grantee or other taxpayer as a result of the Plan or any Grant.

18.            Amendment of the Plan and Grants.

(a)            The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, taking into account applicable laws, regulations, exchange and accounting rules; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an applicable securities exchange, then such amendment shall be subject to stockholder approval.  The Board may otherwise amend the Plan as it shall deem advisable, except that no amendment may materially impair the rights of a Grantee under an award previously granted without the Grantee’s consent, unless effected to comply with applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price of an Option to be reduced, directly or indirectly, (ii) an Option to be cancelled in exchange for cash, other Grants, or Options with an exercise price that is less than the exercise price of the original Option, or (iii) the Company to repurchase an Option for value (in cash or otherwise) from a Grantee if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option or SAR.

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(b)            At any time and from time to time, the Committee may amend, modify or terminate any outstanding Grant without approval of the Grantee; provided, however (i) subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Grantee’s consent, materially impair the rights of a Grantee; (ii) the original term of an Option may not be extended without the prior approval of the stockholders of the Company; and (iii) except as otherwise provided in Section 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Grants or Options with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Grantee if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

19.            Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

20.            Tax Withholding.  Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.  To the extent permitted by the Committee from time to time, a Grantee may elect to have such tax withholding satisfied, in whole or in part, by (a) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (b) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (c) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation.  Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

21.            Notices.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or his or her designee or mailed to its principal office, addressed to the attention of the Secretary of the Company or to his or her designee; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the applicable Participating Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 21.

22.            Rights to Employment or Other Service.  Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of any Participating Company (if applicable) or interfere in any way with the right of such Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

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23.            Exculpation and Indemnification.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee, in each case as constituted from time to time, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

24.            No Fund Created.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to a Grant, nothing contained in the Plan or any Award Agreement shall give the Grantee any rights that are greater than those of a general creditor of the Company or any Participating Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Grants. This Plan is not intended to be subject to ERISA.

25.            No Fiduciary Relationship.  Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, their respective officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

26.            Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

27.            GOVERNING LAW.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

28.            Regional Variation.  The Committee reserves the right to authorize the establishment of, and to authorize Grants pursuant to, annexes, sub-plans or other supplementary documentation as the Committee deems appropriate in light of local law, rules and customs.

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